Exhibit (a)(36)

ING VARIABLE PRODUCTS TRUST

ABOLITION OF SERIES OF SHARES

OF BENEFICIAL INTEREST

The undersigned, being a majority of the Trustees of ING Variable Products Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article V, Section 5.11(f) and Article VIII, Sections 8.2 and 8.3, of the Trust’s Declaration of Trust, dated December 17, 1993, as amended, hereby abolish ING VP Financial Services Portfolio, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated:	September 11, 2008

/s/ Colleen D. Baldwin		/s/ Patrick W. Kenny
Colleen D. Baldwin, as Trustee		Patrick W. Kenny, as Trustee

/s/ John V. Boyer		/s/ Shaun P. Mathews
John V. Boyer, as Trustee		Shaun P. Mathews, as Trustee

/s/ Patricia W. Chadwick		/s/ Sheryl K. Pressler
Patricia W. Chadwick, as Trustee		Sheryl K. Pressler, as Trustee

/s/ Robert W. Crispin		/s/ David W. C. Putnam
Robert W. Crispin, as Trustee		David W.C. Putnam, as Trustee

/s/ Peter S. Drotch		/s/ Roger B. Vincent
Peter S. Drotch, as Trustee		Roger B. Vincent, as Trustee

/s/ J. Michael Earley
J. Michael Earley, as Trustee